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                                                                   Exhibit 10.16

                               3101 WESTERN AVENUE
                                  OFFICE LEASE

      THIS LEASE, made the 11th day of November, 2005, by and between SELIG REAL ESTATE HOLDINGS FOURTEEN, a Washington limited liability company, whose address is 1000 Second Avenue, Suite 1800, Seattle, Washington, 98104-1046, hereinafter referred to as "Lessor" and ISILON SYSTEMS, INC., a Delaware corporation whose address is 220 W. Mercer Street, Seattle, WA 98119, hereinafter referred to as "Lessee".

      1. DESCRIPTION. Lessor in consideration of the agreements contained in this lease, does hereby lease to Lessee, upon the terms and conditions hereinafter set forth, that certain space known as Suite 600 and Suite 500 consisting of the agreed upon square footage* of 43,950 square feet comprising the entire 5th and 6th floors (the "Premises") of the 3101 Western Avenue Building (the "Building") located at 3101 Western Avenue, City of Seattle, State of Washington 98121, the legal description of which is:

            Lots 1,2,3 and South Westerly half of Lot 4, Block 3 of William M. Bell's 7th addition to the City of Seattle, according to plat thereof, recorded in Volume 2 of plats, page 82, records of King County, Washington, together with North Westerly 66' of block southerly of Bay Street siding Westerly of Western Avenue and Easterly of Elliott Avenue.

      *Rentable square footage stated above is an estimate of the rentable square footage and is based on the Building Owners and Managers Association Standard Method for Measuring Area in Office Buildings (ANSI/BOMA Z65.1-1996).

      2. TERM.

            2.1 Lease Term. The term of this lease shall be for a period of eighty-four (84) months beginning on the Commencement Date.

            2.2 Commencement Date. The "Commencement Date" shall be the tenth business day after Lessor's delivery of a Notice of Substantial Completion of the Lessor's tenant improvement work, as described herein at Section 38, on the Work Letter attached hereto, and in the Working Drawings prepared in accordance with the Work Letter; and delivery of Possession of the Premises to Lessee; provided, however, if the Premises are not actually Substantially Complete upon delivery of Lessor's Notice, the Commencement Date shall not occur until the first business day after said work is Substantially Complete. "Substantial Completion" or "Substantially Complete" shall mean that Lessor's work pursuant to the Work Letter attached hereto and the Working Drawings prepared in relation to same is complete in all material respects, that Lessee has full access to and use of the entire Premises (except Lessee designated Pocket Space) for the use described herein, and that all necessary permits and a certificate of occupancy have been issued. Delivery of the Premises in Substantially Complete condition shall not relieve Lessor of its obligation to complete punch list items within a reasonable time after delivery (or as may be more specifically stated in the Work Letter) at Lessor's sole cost and expense.

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            2.3 Delivery. Lessor anticipates, but in no way represents or warrants, that the lease Commencement Date shall be the 1st day of February, 2006. In the event the Premises are not ready for occupancy on the date set forth above, whether occasioned by Lessor or Lessee, the lease term shall be extended in such a manner as to reflect the delay occasioned by the failure of the Premises to be ready for occupancy. Notwithstanding anything to the contrary herein, and provided that Lessor has received final approved and signed off construction documents not later than the close of business December 5,2005 and Lessee has selected a carpet that can be delivered to the site not later than March 1, 2006 if Lessor has not delivered the premises to Lessee as substantially complete by April 1, 2006, except to the extent that such delay was caused by events of Force Majeure or Tenant Delay, then Lessee shall be entitled to two (2) day of free rent for each day that the premises are not ready for occupancy after April 1, 2006.

      Furthermore if the premises are not ready for occupancy by May 1, 2006, provided Lessee has complied with the terms of the above dates and except in the event of Tenant Delay or Force Majeure, then Lessee may, at Lessee's option abate additional rent as set forth or cancel and terminate this lease by giving thirty (30) days written notice to Lessor. In the event that Lessor does not substantially complete Lessor's work and deliver possession of the Premises to Lessee within said 30 day period, this lease will terminate, any prepaid amounts shall be refunded to Lessee, and the parties shall thereafter have no further rights or obligations with regard to one another. If, upon termination, Lessor fails to perform as described in the preceding sentence, Lessor's obligations and Lessee's rights with regard thereto shall survive termination. For purposes of this lease, the term Force Majeure shall mean acts of God, strikes, lockouts, labor troubles, inability to procure materials despite commercially reasonable efforts to do so, orders or directives of governmental bodies, and other similar causes beyond a party's reasonable control. The term Tenant Delay shall mean the failure of Lessee without fault of Lessor to provide construction documents to Lessor on or before the date set forth above or any delay in fact to the extent caused by a change requested by Lessee to the construction documents approved by Lessor. In no event shall Lessor or Lessee be liable for any further damages.

      3. RENT. Lessee covenants and agrees to pay Lessor rent each month in advance on the first day of each calendar month. Rent shall be computed at the annual base rental rate of $21.00 per rentable square foot for months 1 - 12; $22.00 per rentable square foot for months 13 - 24; $23.00 per rentable square foot for months 25 - 36; $24.50 per rentable square foot for months 37 - 48; $26.00 per rentable square foot for months 49 - 60; $27.50 per rentable square foot for months 61 - 72 and $29.00 per rentable square foot for months 73 - 84. Rent for any fractional calendar month, at the beginning or end of the term, shall be the pro rated portion of the rent computed on an annual basis.

      4. INTENTIONALLY OMITTED.

      5. USES. Lessee agrees that Lessee will use and occupy said Premises for general offices and related purposes and for no other purposes without the prior written consent of Lessor which shall not be unreasonably withheld.

      6. RULES AND REGULATIONS. Lessee and their agents, employees, servants or those claiming under Lessee will at all times observe, perform and abide by all of the Rules and Regulations printed on this instrument, or which may be hereafter promulgated by Lessor, all of

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which it is covenanted and agreed by the parties hereto shall be and are hereby made a part of this lease. Notwithstanding the foregoing, new rules and regulations which are not in effect and attached to this lease as of the Lease Date may not reduce or interfere with Lessee's access to or use of the common areas or the Premises nor shall they increase Lessee's obligations hereunder.

      7. CARE AND SURRENDER OF PREMISES. Lessee shall take good care of the Premises and shall promptly make all necessary repairs except those required herein to be made by Lessor. At the expiration or sooner termination of this lease, Lessee, without notice, will immediately and peacefully quit and surrender the Premises in good order, condition and repair (damage by reasonable wear, the elements, or fire excepted). Lessee shall be responsible for removal of all personal property and trade fixtures from the Premises, (excepting fixtures being that which is attached to the Premises, and property of the Lessor) including, but not limited to, the removal of Lessee's communication cabling, telephone equipment and signage. Lessee shall be responsible for repairing any damage to the Premises caused by such removal. If Lessee fails to remove and restore the Premises at lease expiration, then Lessor shall have the right to remove said property and restore the Premises and Lessee shall be responsible for all costs associated therewith. Lessee shall also be responsible for those costs incurred by Lessor for removing debris Lessee may discard in the process of preparing to vacate the Premises and for a final cleaning of the Premises, including, but not limited to, the cleaning, or replacement of carpets if damage is not caused by reasonable wear, and removal and disposal of Lessee's personal property remaining in the Premises.

      8. ALTERATIONS. Lessee shall not make any structural alterations or improvements or any non-structural alterations to said Premises without first obtaining the written consent of Lessor, whose consent shall not be unreasonably withheld, conditioned or delayed. Lessor shall be deemed to have approved all alterations or improvements prepared pursuant the Work Letter attached hereto and the Working Drawings prepared in regard to same. Unless otherwise agreed in writing between Lessor and Lessee, all such alterations, additions and improvements that are a part of, or permanently affixed to, the Premises shall be at the sole cost and expense of Lessee and shall become the property of Lessor and shall remain in and be surrendered with the Premises as a part thereof at the termination of this lease, without disturbance, molestation or injury. Notwithstanding the above, Lessee shall have the right to make cosmetic alterations to the Premises during the lease term and any option period without Lessor's prior consent. Lessee shall provide Lessor with written notice of the intended alterations prior to making such alterations.

      9. RESTRICTIONS. Lessee will not use or permit to be used in said Premises anything that will increase the rate of insurance on said Building or any part thereof, nor anything that may be dangerous to life or limb; nor in any manner deface or injure said Building or any part thereof; nor overload any floor or part thereof; nor permit any objectionable noise or odor to escape or to be emitted from said Premises on a regular basis, or do anything or permit anything to be done upon said Premises that creates a nuisance or unreasonably disturbs any other tenant or occupant's use of the Building. Lessee, at Lessee's expense, will comply with all health, fire and police regulations respecting Lessee's particular use of the Premises. Lessor, at Lessor's sole cost and expense will comply with all health, fire, police and property code regulations regarding the condition of the physical Property, Building and Premises. The Premises shall not be used for lodging or sleeping, and no animals or birds will be allowed in the Building.

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      10. WEIGHT RESTRICTIONS. Safes, furniture or bulky articles may be moved in or out of said Premises only at such hours and in such manner as will least inconvenience other tenants, which hours and manner shall be at the discretion of Lessor. No safe or other article of over 2,000 pounds shall be moved into said Premises without the consent of Lessor, whose consent shall not be unreasonably withheld, conditioned or delayed, and Lessor shall have the right to locate the position of any such article of excessive weight in said Premises if Lessor so desires.

      11. SIGN RESTRICTION. Lessor shall provide, at Lessor's expense, building standard signage in the Building lobby and in the elevator lobbies of floors occupied by Lessee. Lessor will also grant, at Lessee's expense, exclusive rights, in common with Dendreon, to monument type illuminated signage outside the Building provided Lessee continues to lease not less than 30,000 rentable square feet in the Building. The size, up to the maximum allowable by City of Seattle sign code, and location of monument signage shall be mutually agreed upon. Such exterior signage shall be maintained by Lessee. No additional sign, picture, advertisement or notice shall be displayed, inscribed, painted or affixed to any of the glass or woodwork of the Building without the prior approval of Lessor. Such approval shall not be unreasonably withheld, conditioned or delayed. The parties shall attach to this lease a Signage Addendum describing the mutually agreeable location(s), type, materials, content, construction timeline and expense of monument signage, in which case the mutually executed Addendum will be deemed incorporated herein and shall serve as Lessor's authorization for construction and use of said signage.

      12. LOCKS. No additional locks shall be placed upon any doors of the Premises. Keys will be furnished to each door lock. At the termination of the lease, Lessee shall surrender all keys to the Premises whether paid for or not.

      13. KEY. Lessor, his janitor, engineer or other agents may retain a pass key to said Premises to enable him to examine the Premises from time to time with reference to any emergency or to the general maintenance of said Premises. All of Lessor's agents entering the Premises shall do so in a manner designed to minimize interference with Lessee's use and occupation of the Premises and Lessor and Lessor's agents shall treat any materials or documents that they view in the Premises in a strictly confidential manner.

      14. TELEPHONE SERVICE. If Lessee desires telephonic or any other electric connection, Lessor will direct the electricians as to where and how the wires are to be introduced, and without such directions no boring or cutting for wires in installation thereof will be permitted. Lessor agrees not to unreasonably withhold or delay consent to perform telephone/electric/cabling installation or modification thereof during the lease Term. To the extent described or shown on the Work Letter attached hereto or the Working Drawings prepared in relation to same, all telephonic or electrical connections described, depicted or shown will be deemed approved by Lessor without the need for additional instruction or consent.

      15. SERVICES. Lessor shall maintain and repair the Premises and the public and common areas of the Property and Building, such as Building systems and structural elements, lobbies, stairs, corridor and restrooms (whether located in common areas or in the Premises), elevators, parking lots, driveways, paths, in reasonably good order and condition except for damage occasioned by the act of Lessee. Lessor shall provide Lessee with a brief summary of Lessor

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provided janitorial and cleaning services for Lessee's review and approval prior to execution of the lease.

      Lessor shall furnish Premises 24 hours per day, 7 days per week with electricity for lighting and operation of normal office machines, heat, normal office air-conditioning, and elevator services. Electrical capacity at the Premises shall not exceed the maximum watts per square foot allowed by the electrical code for the City of Seattle. Lessor shall also provide lighting replacement for Lessor furnished lighting, toilet room supplies, window washing with reasonable frequency, and customary janitor service. Lessor shall maintain the building and its services consistent with first class office buildings in the Seattle CBD. Notwithstanding the foregoing, if a utility disruption or interruption under Lessor's control continues for more than forty-eight (48) consecutive hours at any time during the lease term, Lessee shall be entitled to a complete rent abatement until such time that utility services are restored.

      Notwithstanding the above, additional air-conditioning units that are dedicated specifically to Lessee's server room/computer center or lab, and the maintenance thereof shall be at Lessee's expense. Lessor may install a separate electrical meter for such computer rooms and bill Lessee separately for such actual water and electrical consumption or charge a reasonable mutually agreeable hourly fee for usage beyond twelve (12) hours Monday through Friday and four (4) hours Saturday.

      16. SOLICITORS. Lessor will make an effort to keep solicitors out of the Building, and Lessee will not oppose Lessor in his attempt to accomplish this end.

      17. FLOOR PLAN. The floor plan and specifications for the Premises is attached hereto and incorporated herein as Exhibit B.

      18. ASSIGNMENT. Lessee will not assign this lease, or any interest hereunder, and this lease, or any interest hereunder, shall not be assigned by operation of law without Lessor's prior written consent which shall not be unreasonably withheld; provided, however this lease may be assigned without Lessor's consent to an affiliate, subsidiary or parent company of Lessee, or to the entity with which or into which Lessee may merge or reorganize, whether or not Lessee is the survivor of such merger or reorganization, or to the purchaser of substantially all of the assets of Lessee located at the Premises, provided further, Lessee shall give Lessor written notice of such assignment. A sale or other transfer of Lessee's stock shall not be deemed an assignment. Lessee will not sublet said Premises or any part thereof and will not permit the use of said Premises by others other than Lessee and the agents of Lessee without first obtaining the written consent of Lessor, whose consent shall not be unreasonably withheld, conditioned or delayed; provided, however, a portion of the Premises may be subleased without Lessor's consent to an affiliate, subsidiary or parent company of Lessee, or to the entity with which or into which Lessee may merge or reorganize, whether or not Lessee is the survivor of such merger or reorganization, or to the purchaser of substantially all of the assets of Lessee located at the Premises, or to one third-party leasing less than 5,000 square feet, provided further, Lessee shall give Lessor written notice of such assignment. In the event such written consent shall be given, no other or subsequent assignment or subletting shall be made without the previous written consent of Lessor, whose consent shall not be unreasonably withheld, conditioned or delayed. Except for those assignments or subleases for which

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consent is not required, which are not applicable to this sentence, in the event
Lessee desires to assign or sublet said Premises or any part thereof for the remainder of the lease term, Lessor shall have the first right, but not the obligation to re-lease the Premises in order to accommodate the expansion needs of other Lessor tenants. In the event that Lessor so retakes and releases the Premises, Lessee shall be released from any further liability associated with the lease as to that portion of the Premises recaptured by Lessor.

      19. OPERATING SERVICES AND REAL ESTATE TAXES. The annual base rental rate per rentable square foot in Paragraph 3 includes Lessee's proportionate share of Operating Services and Real Estate Taxes for the first twelve months of the lease term, "Base Year Costs". Only actual increases from these Base Year Costs, if any, will be passed on to Lessee on a proportionate basis.

                                   DEFINITIONS

           Base Year. For computing the Base Year Costs, the base year shall be the calendar year stated herein or if a specific calendar year is not stated herein then the base year shall be the calendar year in which the lease term commences. The base year shall be the calendar year 2006.

      Comparison Year. The Comparison Year(s) shall be the calendar year(s) subsequent to the base year.

      Operating Services. "Operating Services" include, but are not limited to, the charges incurred by Lessor for: Building operation salaries, benefits, management fee (not to exceed 5%) of gross income for the Building, insurance, electricity, janitorial, supplies, telephone, HVAC, repair and maintenance, window washing, water and sewer, security, landscaping, disposal, elevator, and any other service or supplies reasonably necessary to the use and operation of the premises. Operating Services shall also include the amortization cost of capital investment items and of the installation thereof, which are primarily for the purpose of safety, saving energy or reducing operating costs, or which may be required by governmental authority, (all such costs shall be amortized over the reasonable life of the capital investment item, with the reasonable life and amortization schedule being determined in accordance with generally accepted accounting principles). Notwithstanding anything to the contrary contained herein, Operating Services shall not include any of the following:

            (i) real estate taxes

            (ii) legal fees, auditing fees, brokerage commissions, advertising costs, or other related expenses incurred by Lessor in an effort to generate rental income;

            (iii) repairs, alterations, additions, improvements, or replacements made to rectify or correct any defect in the original design, materials or workmanship of the Building or common areas (but not including repairs, alterations, additions, improvements or replacements made as a result of ordinary wear and tear);

            (iv) damage and repairs attributable to fire or other casualty;

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            (v) damage and repairs necessitated by the negligence or willful misconduct of Lessor, Lessor's employees, contractors or agents;

            (vi) executive salaries to the extent that such services are not in connection with the management, operation, repair or maintenance of the Building;

            (vii) Lessor's general overhead expenses not related to the Building;

            (viii) legal fees, accountant's fees and other expenses incurred in connection with disputes with tenants or other occupants of the Building or associated with the enforcement of the terms of any leases with tenants or the defense of Lessor's title to or interest in the Building or any part thereof unless the outcome is to the financial benefit of all tenants;

            (ix) costs (including permit, license and inspection fees) incurred in renovating or otherwise improving, decorating, painting or altering (1) vacant space (excluding common areas) in the Building or (2) space for tenants or other occupants in the Building and costs incurred in supplying any item or service to less than all of the tenants in the Building;

            (x) costs incurred due to a violation by Lessor or any other tenant of the Building of the terms and conditions of a lease;

            (xi) cost of any specific service provided to Lessee or other occupants of the Building for which Lessor is reimbursed (but not including Operating Services and Real Estate Tax increases above Base Year Costs to the extent reimbursed Lessor) or any other expense for which Lessor is or will be reimbursed by another source (i.e., expenses covered by insurance or warranties);

            (xii) costs and expenses which would be capitalized under generally accepted accounting principles, with the exception of the capital investment items specified hereinabove;

            (xiii) Building management fees in excess of the management fees specified hereinabove;

            (xiv) cost incurred with owning and/or operating the parking lot(s) serving the Building by independent parking operator(s);

            (xv) fees paid to Lessor or any affiliate of Lessor for goods or services in excess of the fees that would typically be charged by unrelated, independent persons or entities for similar goods and services;

            (xvi) rent called for under any ground lease or master lease;

            (xvii) principal and/or interest payments called for under any debt secured by a mortgage or deed of trust on the Building; and

      Operating Services shall be adjusted for the Base Year and all Comparison Year(s) to reflect the greater of actual occupancy or 95% occupancy.

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      Real Estate Taxes. Real Estate Taxes shall be the taxes paid by Lessor in the base year and each respective Comparison Year. Real Estate Taxes shall be a separate category and shall be treated as such.

      Proportionate Basis. Lessee's share of Base Year and Comparison Year(s) Costs shall be a fraction, the numerator of which shall be the number of rentable square feet contained in the leased Premises (see Paragraph 1) and the denominator of which shall be the number of rentable square feet in the Building in which the leased Premises are located (187,075/RSF).

      Computation of Adjustments to Base Year Costs. Any adjustment to Base Year Costs will commence to occur in Month 13 of the lease term with subsequent adjustments commencing every twelve months of the lease term or in Months 25, 37, 49, etc. as appropriate under the lease term. Lessee shall be responsible for any increase between Lessee's proportionate share of Base Year Costs and Lessee's proportionate share of each respective Comparison Year(s) Costs. The increase shall be the increase to each expense individually. These costs shall be initially calculated based on estimated (projected) costs with reconciliation to actual costs when annual audited numbers are completed. For the purpose of calculating projected increases to Base Year Costs, Lessor shall review historical data to predict if any estimated increases would be anticipated in a Comparison Year(s). If they are, then commencing in Month 13 and/or every twelve month period thereafter, Lessor will assess a monthly charge to be paid together with monthly base rent. Once actual cost data for Comparison Year(s) Real Estate Taxes and Operating Services for the entire Building is formulated in accordance with generally accepted accounting principles and adjusted to the greater of actual occupancy or 95% occupancy, then Lessee's estimated pass-through costs shall be corrected with Lessee or Lessor, as appropriate, reimbursing the other for the difference between the estimated and actual costs, at that time in a lump sum payment. The party required to reimburse or credit the other shall have thirty (30) days after notice of the required reimbursement or credit in which to remit or make such payment or credit.

      Upon termination of this lease, the amount of any corrected amount between estimated and actual costs with respect to the final Comparison Year shall survive the termination of the lease and shall be paid to Lessee or Lessor as appropriate within thirty (30) days after final reconciliation.

      Computation of or adjustment to Operating Services and/or Real Estate Taxes pursuant to this paragraph or to rent pursuant to Paragraph 3 shall be computed based on a three hundred sixty-five (365) day year.

      For an example, see Exhibit B attached hereto.

      20. ADDITIONAL TAXES OR ASSESSMENTS. Should there presently be in effect or should there be enacted during the term of this lease, any law, statute or ordinance levying any assessments or any tax upon the leased premises other than federal or state income taxes, Lessee shall reimburse Lessor for Lessee's proportionate share of said expenses at the same time as rental payments.

      21. LATE PAYMENTS. Any payment, required to be made pursuant to this lease, not made within five (5) days of the date the same is due, shall bear interest at a rate equal to three

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percent (3%) above the prime rate of interest charged from time to time by Bank of America, or its successor.

      In addition to any interest charged herein, a late charge of five percent (5%) of the payment amount shall be incurred for payments received more than five (5) days late.

      22. RISK. All personal property of any kind or description whatsoever in the demised Premises shall be at Lessee's sole risk. Lessor shall not be liable for any damage done to or loss of such personal property or damage or loss suffered by the business or occupation of the Lessee arising from any acts or neglect of co-tenants or other occupants of the Building, or of Lessor or the employees of Lessor, or of any other persons, or from bursting, overflowing or leaking of water, sewer or steam pipes, or from the heating or plumbing or sprinklering fixtures, or from electric wires, or from gas, or odors, or caused in any other manner whatsoever except in the case of negligence or wrongful intentional act on the part of Lessor or Lessor's agents. Lessee shall keep in force throughout the term of this lease such casualty, general liability and business interruption insurance as a prudent tenant occupying and using the Premises would keep in force. Lessor shall keep in force throughout the term of this lease a reasonable policy of general liability insurance and special form commercial property insurance insuring the Building for the amount of the full replacement of its value.

      23. INDEMNIFICATION. Lessee will defend, indemnify and hold harmless Lessor from any claim, liability or suit including attorney's fees on behalf of any person, persons, corporations and/or firm for any injuries or damages occurring in or about the said Premises or on or about the sidewalk, stairs, or thoroughfares adjacent thereto where said damages or injury was caused or partially caused by the ordinary or gross negligence or intentional act of Lessee and/or by Lessee's agents, employees, servants, customers or clients. Lessor will defend, indemnify and hold harmless Lessee from any claim, liability or suit including attorney's fees on behalf of any person, persons, corporations and/or firm for any injuries or damages occurring in or about the Property or on or about the sidewalk, stairs, or thoroughfares adjacent thereto where said damages or injury was caused or partially caused by the ordinary or gross negligence or intentional act of Lessor and/or by Lessor's agents, employees, servants, customers or clients. In the event that both Lessor and Lessee acted with negligence or fault and were partially responsible for a claim, liability or suit covered herein, the parties shall indemnify one another in accordance with their respective degree of responsibility for said claim, liability or suit as determined by court of competent authority or an alternative, mutually agreeable third party decision maker.

      24. WAIVER OF SUBROGATION. Lessee and Lessor do hereby release and relieve the other, and waive their entire claim of recovery for loss, damage, injury, and all liability of every kind and nature which may arise out of, or be incident to, fire and extended coverage perils, in, on, or about the Premises herein described, whether due to negligence of either of said parties, their agents, or employees, or otherwise.

      25. SUBORDINATION. This lease and all interest and estate of Lessee hereunder is subject to and is hereby subordinated to all present and future mortgages and deeds of trust affecting the Premises or the property of which said Premises are a part. Lessee agrees to execute at no expense to the Lessor, any instrument which may be deemed necessary or desirable by the Lessor to

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further effect the subordination of this lease to any such mortgage or deed of trust and Lessor agrees to secure a non-disturbance provision as part of the subordination agreement with the existing lender and any future lender. In the event of a sale or assignment of Lessor's interest in the Premises, or in the event of any proceedings brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage or deed of trust made by Lessor covering the Premises, Lessee shall attorn to the purchaser and recognize such purchaser as Lessor. Lessee agrees to execute, at no expense to Lessor, any estoppel certificate deemed necessary or desirable by Lessor to further effect the provisions of this paragraph.

      26. CASUALTY. In the event the leased Premises or the said Building is destroyed or injured by fire, earthquake or other casualty to the extent that they are untenantable in whole or in part, then Lessor may, at Lessor's option, proceed with reasonable diligence to rebuild and restore the said Premises or such part thereof as may be injured as aforesaid, provided that within sixty
(60) days after such destruction or injury Lessor will notify Lessee of Lessor's intention to do so, and during the period of such destruction or casualty the rent shall be abated on the portion of the Premises that is unfit for occupancy. During any period of abatement of rent due to casualty or destruction of the Premises, Lessor shall use its best efforts to locate comparable space for Lessee at the fair market rate not to exceed Lessee's rental rate hereunder. Lessor shall not be liable for any consequential damages by reason of inability, after use of its best efforts, to locate alternative space comparable to the premises leased hereunder.

      27. INSOLVENCY. If Lessee becomes insolvent, or makes an assignment for the benefit of creditors, or a receiver is appointed for the business or property of Lessee (and not dismissed within 60 days), or a petition is filed in a court of competent jurisdiction to have Lessee adjudged bankrupt (and not dismissed within 60 days), then Lessor may at Lessor's option terminate this lease. Said termination shall reserve unto Lessor all of the rights and remedies available under Paragraph 28 ("Default") hereof, and Lessor may accept rents from such assignee or receiver without waiving or forfeiting said right of termination. As an alternative to exercising his right to terminate this lease, Lessor may require Lessee to provide adequate assurances, including the posting of a cash bond, of Lessee's ability to perform its obligations under this lease.

      28. DEFAULT. If this lease is terminated in accordance with any of the terms herein (with the exception of Paragraph 27), or if Lessee vacates or abandons the Premises (meaning abandonment for a period of at least thirty consecutive days), or if Lessee shall fail at any time to keep or perform any of the monetary covenants or conditions of this lease, i.e. specifically the covenant for the payment of monthly rent, within five (5) days notice from Lessor, or if Lessee shall fail at any time to keep or perform any of the non-monetary covenants or conditions of this lease, within thirty (30) days after notice from Lessor (or longer if Lessee commences to cure within said thirty day period but the default cannot reasonably be cured in thirty days) then, and in any of such events, Lessor may with or without notice or demand, at Lessor's option, and without being deemed guilty of trespass and/or without prejudicing any remedy or remedies which might otherwise be used by Lessor for arrearages or preceding breach of covenant or condition of this lease, enter into and repossess said Premises and expel the Lessee and all those claiming under Lessee. In such event Lessor may eject and remove from said Premises all goods and effects (forcibly if necessary). This lease if not otherwise terminated may immediately be declared by Lessor as terminated. The termination of this lease pursuant to this Article shall not relieve Lessee of its obligations to make the payments required herein. In the event this lease is terminated pursuant to this Article, or if Lessor enters the Premises without terminating this lease and Lessor relets all or a portion of the Premises, Lessee shall be liable to Lessor for all the costs of reletting, including necessary renovation and alteration of the leased Premises. Lessee shall remain liable for all unpaid rental which has been earned plus late payment charges pursuant to Paragraph 21 and for the remainder of the term of this lease for any deficiency between the net amounts received following reletting and the gross amounts due from Lessee, or if Lessor elects, Lessee shall be immediately liable for all rent and additional rent (Paragraph 19) that would be owing to the end of the term, less any rental loss Lessee proves could be reasonably avoided, which amount shall be discounted by the discount rate of the Federal Reserve Bank, situated nearest to the Premises, plus one percent (1%). Waiver by the Lessor of any default, monetary or non-monetary, under this lease shall not be deemed a waiver of any future default under the lease. Acceptance of rent by Lessor after a default shall not be deemed a waiver of any defaults (except the default pertaining to the particular payment accepted) and shall not act as a waiver of the right of Lessor to terminate this lease as a result of such defaults by an unlawful detainer action or otherwise.

      29. BINDING EFFECT. The parties hereto further agree with each other that each of the provisions of this lease shall extend to and shall, as the case may require, bind and inure to the benefit, not only of Lessor and Lessee, but also of their respective heirs, legal representatives, successors and assigns, subject, however, to the provisions of Paragraph 18 of this lease.

      It is also understood and agreed that the terms "Lessor" and "Lessee" and verbs and pronouns in the singular number are uniformly used throughout this lease regardless of gender, number or fact of incorporation of the parties hereto. The typewritten riders or supplemental provisions, if any, attached or added hereto are made a part of this lease by reference. It is further mutually agreed that no waiver by Lessor of a breach by Lessee of any covenant or condition of this lease shall be construed to be a waiver of any subsequent breach of the same or any other covenant or condition.

      30. HOLDING OVER. If Lessee holds possession of the Premises after term of this lease, Lessee shall be deemed to be a month-to-month tenant upon the same terms and conditions as contained herein, except rent shall be 125% of the rent in effect for the last month of the term. During month-to-month tenancy, Lessee acknowledges Lessor will be attempting to relet the Premises. Lessee agrees to cooperate with Lessor and Lessee further acknowledges Lessor's statutory right to terminate the lease with proper notice.

      31. ATTORNEY'S FEES. If any legal action is commenced to enforce any provision of this lease, the prevailing party shall be entitled to an award of reasonable attorney's fees and litigation expenses.

      32. NO REPRESENTATIONS. The Lessor has made no representations or promises except as contained herein or in some future writings signed by Lessor.

      33. QUIET ENJOYMENT. So long as Lessee pays the rent and performs the covenants contained in this lease, Lessee shall hold and enjoy the Premises peaceably and quietly, subject to the provisions of this lease.

      34. RECORDATION. At the request of either party, both parties shall execute a memorandum or "short form" of this lease for the purpose of recordation in a form customarily used for such purpose. Said memorandum or short form of this lease shall describe the parties, the Premises, the lease term, any option terms and shall incorporate this lease by reference.

      35. MUTUAL PREPARATION OF LEASE. It is acknowledged and agreed that this lease was prepared mutually by both parties. In the event of ambiguity, it is agreed by both parties that it shall not be construed against either party as the drafter of this lease.

      36. GOVERNING LAW. This lease shall be governed by, construed and enforced in accordance with the laws of the State of Washington.

      37. DESIGN SERVICES. Lessor agrees to use SkB Architects, to provide for all space planning, design and construction documentation in connection with all work to be done in the Premises in order to prepare the Premises for Lessee's effective occupancy. Lessor will be responsible for the architectural fees and expenses for the above work. Lessor will furthermore contract with and pay for the design and engineering services pertaining to structural, mechanical, electrical, and fire protection. Lessor shall, at Lessor's expense, furnish to Lessee, for Lessee's approval, all drawings necessary for the preparation of the Premises for Lessee's use and occupancy.

      38. FINISH WORK. The space will be completed in accordance with the mutually agreed-upon Space Plan and Work Letter produced by SkB Architects and dated November 8, 2005 attached hereto as Exhibit C and pursuant to the Construction Drawings that are produced pursuant to the terms of the Work Letter. Preparation of the Work Letter and Construction Drawings and completion of all work described in this Lease, the Work Letter and the Construction Drawings that is not specifically allocated to Lessee (such as the allocation contained in the next paragraph below), shall be at Lessor's sole cost and expense. The turn-key basis will include, without limitation, the following: all partitioning, air conditioning, ceiling in place where indicated and removed where indicated, lighting in place, sinks and counters in place, appliances and cabinetry in place, all doors and jambs, all locks and hardware, all electrical wiring and outlets, all phone outlets, Levolor blinds on all outside glass, vinyl flooring, wood/stone flooring and carpet where shown and completely repainted.

      Notwithstanding the above, Lessor shall not be responsible for the payment, including installation costs, of any of Lessee's built-in work stations, built-in furniture, additional shelving, fixtures, signage or other "custom made" improvements. Lessor shall not be responsible for the installation of telephone and computer equipment nor the wiring of the same.

      39. PARKING. Lessee will have the right to lease one parking stall in the Building garage for every one thousand rentable square feet leased (1 stall/1,000 RSF). And fifty six (56) surface parking stalls outside within two
(2) blocks of the Building. All parking shall be at market rate and paid for by Lessee, provided however that all parking rates under Lessor's control will be capped at a six percent (6%) annual increase. There shall be no charge for bicycle rack parking. In the event that any parking stalls within the Building garage are now or in the future become "reserved" then Lessee shall also be entitled to one reserved stall in close proximity to a garage entrance/exit. The reserved stall shall count against the 44 building stalls to be provided by Lessor.

      40. OPTION TO RENEW. Provided that Lessee is not in default beyond applicable cure periods under any terms and conditions of this lease, Lessee shall have the option to renew this lease for two (2) additional periods of five
(5) years each on the same terms and conditions except rent. Base rent for the renewal term shall be at ninety-five percent (95%) of the then market rate for comparable space in Seattle. Lessee agrees to give Lessor notice if Lessee intends to renew, at least six (6) months prior to the expiration of the lease term;

      If Lessor and Lessee are unable to agree as to fair market rate within a thirty day period following Lessee's notice to Lessor of its intent to renew the lease, fair market rate shall be determined by appraisal as follows:

      Within five (5) days after the expiration of the thirty (30) day period, Lessor and Lessee shall give notice to each other stating the name and address of an impartial person to act as appraiser. The appraiser shall be a licensed real estate broker doing business in Seattle, Washington and having not less than ten years active experience as a real estate broker in Seattle or an M.A.I. appraiser with commercial property experience in the Seattle C.B.D. The named appraisers shall, together, determine the fair market rate within fifteen days after their appointment. In making such determination the appraisers shall consider the rentals at which leases are being concluded for comparable space in the building in which the premises are located and for comparable space in comparable buildings in Seattle, Washington. If the two appraisers shall fail to agree upon fair market rate within fifteen days of their appointment, the appraisers shall appoint a third appraiser similarly impartial and qualified to determine fair market rate. The decision of the majority of the arbitrators shall control. Lessor and Lessee shall each pay the fees of any appraiser appointed by Lessor and Lessee respectively, and Lessor and Lessee shall each pay one half of the fees of any third appraiser appointed pursuant to the provisions of this paragraph.

      41. REAL ESTATE COMMISSION. Lessor and Lessee hereby acknowledge that GVA Kidder Mathews represented Lessee in this transaction. Lessor agrees to pay a real estate commission to GVA Kidder Mathews equivalent to $6.00 per rentable square foot, payable upon full execution of a lease document between Lessor and Lessee.

      If Real Estate Commission is not paid by Lessor within thirty (30) days of the date when due, the real estate commission shall be paid by Lessee directly to GVA Kidder Mathews and the amount so paid given to Lessee as a rent credit to be offset against rents due Lessor until such unpaid portion of the Real Estate Commission is paid in full.

      42. FIRST RIGHT OF REFUSAL. Subject to prior rights, Lessee shall during the term of this Lease, as extended, if applicable, have an ongoing first right of refusal to lease any space that becomes available on the 4th and 7th floors of the Building; provided however that if the 4th and 7th floors have been leased in part or in whole Lessee's right shall extend to the 1st, 2nd, 3rd, and 8th floors of the Building. In the event that the specified floors in the Building are not available, Lessee's rights herein shall extend to all floors in Lessor's nearby building at 3131 Western Avenue. If Lessor has an interested party for that space, Lessor will notify Lessee accordingly and Lessee shall have ten (10) business days from receipt of said notice to respond either way. Lessee shall take the entire area intended for lease to a third party and shall not be entitled to lease just a portion thereof. Rent for this space shall be at the same rental rate that Lessee is paying at the time for the other space under this lease Lessee shall also receive a pro rata amount of the tenant improvement allowance for Finish Work as set forth in Paragraph 38 herein based upon Lessee's remaining lease term.

      43. SPACE POCKET. Lessee shall have the option to designate up to 10,000 rentable square feet as a space pocket. The pocketed area may be comprised of space located in various areas throughout both floors. Lessee shall not pay rent on the space pockets as long as the space remains unused, but 5,000 square feet shall, in any event, be incorporated into rentable area upon the commencement of month 4, and the remaining 5,000 square feet shall be incorporated into rentable area upon commencement of month 7 or upon the actual use thereof if sooner.

      44. LEASE ASSUMPTION. Notwithstanding anything to the contrary in this lease, effective the commencement date of this lease term, Lessor shall provide Lessee with an immediate rent offset for rent, additional rent and related charges except parking, late fees and other penalties paid by Lessee to reimburse Lessee for Lessee's existing lease obligation in the Queen Anne Square Building. The Queen Anne Square lease has a total monthly rental obligation of approximately $38,000 and an expiration of December 31, 2006. Lessee agrees to provide Lessor with monthly rent invoices and additional rent invoices for this pre-existing lease which invoices shall serve as the basis of the rent off-set amount for the next monthly rent payment due pursuant to the terms of this lease Unless terminated by Lessee pursuant to Section 2.3 of this Lease, in the event Lessee defaults and this lease is terminated, or is terminated for other cause or the space is subleased to another party, then the rent offset shall likewise be terminated or reduced accordingly.

      45. ROOFTOP INSTALLATIONS. Lessee shall be allowed to install at Lessee's expense, and under the direction of Lessor, satellite dishes or other communication equipment on the rooftop of the building. Rent for this space shall be at the monthly rental rate of $100.00 per installation. Multiple antennas on one structure shall be deemed one installation.

      46. SHIPPING/RECEIVING. Lessee shall be entitled to use the building loading dock in common with other building tenants.

      47. EARLY TERMINATION. Provided Lessee is not then in default, Lessee shall be entitled to terminate this lease upon 180 days prior written notice to Lessor delivered not earlier than 4.5 years after the commencement date of this lease ("Termination Notice"). In the event Lessee so terminates this lease, Lessee shall deliver a "Termination Payment" to Landlord along with Lessee's Termination Notice. The "Termination Payment" shall comprise the sum of (i) the unamortized portion of Lessor's actual costs for (a) Tenant Improvement Work constructed by Lessor pursuant to the Work Letter attached hereto, (b) the architectural fees and (c) the real estate commission (all using straight amortization based on original lease term) AND (ii) the unamortized portion of the actual Queen Anne Lease Rent Offset credited by Lessor against this lease Rent pursuant to the terms of this lease (straight amortization based on original lease term) (the "Termination Payment"). The Termination Payment is estimated to be $891,324; however, under no circumstances shall it exceed One Million Dollars ($1,000,000).

      IN WITNESS WHEREOF, the parties hereof have executed this lease the day and year first above written.

SELIG REAL ESTATE HOLDINGS                   ISILON SYSTEMS, INC., a Delaware
FOURTEEN, a Washington limited liability     corporation
company

     /s/ Martin Selig                        /s/ John Briant
------------------------------------         -----------------------------------
By:  Martin Selig                            By: John Briant
     -------------------------------             -------------------------------

Its: Managing Member                         Its Executive Vice President
     -------------------------------             -------------------------------
                "Lessor"                                     "Lessor"

STATE OF WASHINGTON    )
                       ) ss.
COUNTY OF KING         )

On this 11th day of November, 2005, before me, a Notary Public in and for the State of Washington, personally appeared MARTIN SELIG, to me known to be the Managing Member respectively, of Selig Real Estate Holdings Fourteen the entity that executed the foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said entity, for the uses and purposes therein mentioned and on oath stated that he/she/they is/are authorized to execute said instrument on behalf of the entity.

                              /s/ illegible
                             ---------------------------------------------------
                             Notary Public in and for the State of Washington Residing at: Sammamish
                             My commission expires: 11.08.08

(Individual)

STATE OF               )
                       ) ss.
COUNTY OF              )

On this _____ day of __________, 20___, before me, a Notary Public in and for the State of __________, personally appeared __________________, the individual(s) who executed the within and foregoing instrument, and acknowledged said instrument to be his/her/their free and voluntary act and deed for the uses and purposes therein mentioned.

                             ___________________________________________________
                             Notary Public in and for the State of______________ Residing at:_______________________________________
                             My commission expires:_____________________________

(Partnership)

STATE OF               )
                       ) ss.
COUNTY OF              )

On this _____ day of __________, 20___, before me, a Notary Public in and for the State of __________, personally appeared __________________, the partnership that executed the foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said partnership, for the uses and purposes therein mentioned, and on oath stated that he/she/they is/are authorized to execute said instrument on behalf of the partnership.

                             ___________________________________________________
                             Notary Public in and for the State of______________ Residing at:_______________________________________
                             My commission expires:_____________________________

(Corporation)

STATE OF               )
                       ) ss.
COUNTY OF              )

On this 11th day of November 2005, before me, a Notary Public in and for the State of Washington, personally appeared John Briant, to me known to be the Executive Vice President, respectively, of Isilon Systems, Inc., the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said partnership, for the uses and purposes therein mentioned, and on oath stated that he/she/they is/are authorized to execute said instrument and that seal affixed is the corporate seal of said corporation.

                             ___________________________________________________
                             Notary Public in and for the State of Washington Residing at:_______________________________________
                             My commission expires:_____________________________

                                    EXHIBIT A

                              DEPICTION OF PREMISES

                                     [MAP]

                                     [MAP]

                                     [MAP]

                                    EXHIBIT B

                                     EXAMPLE

      The intent is to include Lessee's proportionate share of all Base Year Costs in Lessee's Annual Base Rental Rate. It is further the intent to limit adjustments to Lessee's Base Year Costs to actual increases in cost. The Operating Services are adjusted to the greater of actual occupancy or 95% occupancy for the base year to fairly establish the Base Year Costs at an equitable standard for comparison purposes. Comparison Years are similarly adjusted for purposes of fairness and equality. To prevent any confusion regarding computation of Base Year Costs, Comparison Year Costs and the adjustment of those costs to 95% occupancy, if necessary, we have set forth the following example. It is important to note that if adjustment to 95% occupancy is necessary, not all Operating Services are adjusted.

      Expenses requiring adjustment are those which are 100% dependent upon the change in footage and adjust with the change in occupied footage. This category includes electricity, water/sewer, superintendent, disposal, management, janitorial supplies, window washing, repair and maintenance, HVAC maintenance, and janitorial labor.

      Other expenses do not require adjustment nor are they dependent upon occupied footage change. These categories are the same whether the Building is empty or full. They are, insurance, security, elevator, landscaping and telephone.

      Real Estate Taxes are dependent upon independent assessment. Real Estate Taxes are not adjusted to 95%, but are established for each respective year based on the actual tax paid whether for the respective Base Year or each subsequent Comparison Year(s).

      Please note the expenses noted below which are and are not adjusted and the adjustment to each expense to achieve 95% occupancy, if necessary. The method of adjusting expenses depicted in the example will be followed when adjusting actual Operating Service Expenses for both the Base Year and Comparison Year(s).

      HYPOTHETICAL FACTS

Building Occupancy:                                       80%
Actual Base Year Costs:                                   $375,000
Grossed Base Year Costs to 95%:                           $440,000
Actual Comparison Year Costs: (see below)                 $405,440
Grossed Comparison Year Costs to 95%: (see below)         $463,080
Tenant Premises:                                          10,000 RSF
Building RSF:                                             125.000 RSF
Tenant Proportionate Basis:                               10,000 + 125,000 = 8%

                                     EXAMPLE

                         ACTUAL       GROSSED
DESCRIPTION             EXPENSES      EXPENSES
---------------------   --------      --------      ----------------------------
Percent Occupied           80.00%        95.00%     Methodology

Real Estate Taxes       $ 54,854      $ 54.854      Actual Cost

Operating Expenses
Insurance               $ 26,595      $ 26,595      Actual Cost
Electricity             $ 69,358      $ 82,363      Adjusts with occupancy
Water & Sewer           $  4,945      $  5,872      Adjusts with occupancy
Security                $  5,000      $  5,000      Actual Cost
Elevator                $  7,526      $  7,526      Actual Cost
Superintendent          $ 82,869      $ 98,407      Adjusts with occupancy
Landscaping             $  2,912      $  2,912      Actual Cost
Disposal                $ 15,502      $ 18,409      Adjusts with occupancy
Management              $ 41,680      $ 49,495      Adjusts with occupancy
Supplies                $  4,339      $  5,153      Adjusts with occupancy
Window Washing          $  1,527      $  1,813      Adjusts with occupancy
Repairs & Maintenance   $ 24,333      $ 28,895      Adjusts with occupancy
Telephone               $  1,144      $  1,144      Actual Cost
HVAC Maintenance        $  6,208      $  7,372      Adjusts with occupancy
Janitorial              $ 56,648      $ 67,270      Adjusts with occupancy

TOTALS:                 $405,440      $463,080

                                    EXHIBIT C

                                   WORK LETTER

[SkB Architects logo]

TEST-FIT PRICING SPECIFICATIONS/TENANT IMPROVEMENT SCOPE
November 8, 2005

PROJECT: INFINITY

AIRBORNE BUILDING, 3101 WESTERN AVENUE
5TH AND 6TH FLOORS

CONTENTS:

      A. General Notes

      B. Plan Key Notes

      C. Partitions

      D. Doors, Frames, Hardware

      E. Ceiling & Lighting

      F. Finishes

      G. Electrical/HVAC/Plumbing/Fire Alarm & Sprinkler Cabling

Infinity - Test-Fit Pricing/Tenant Improvement Scope                        p. 2
November 8, 2005

A.    GENERAL NOTES:

1. New construction to include walls, ceilings, doors, lighting, casework, flooring and other finishes throughout on full floors 5 and 6.

2.    Consultants to be design/build by Landlord, see Section G.

3. Demolition within existing space to prepare for the new construction in within scope of work, including elevator lobby.

4. No work at existing restrooms, elevators, stairwells (except adding card readers), elec. closet, or janitor's closet off of elevator lobby.

5.    Existing window coverings to remain, except at Board Room (see key notes).

6.    Provide fire extinguishers per code.

7.    Provide access panels in GWB ceilings as necessary.

8. Provide all listed appliances. (determine which appliances will be provided)

9. Allow for backing in offices, conference rooms, and work rooms for tenant supplied items.

10.   Furniture by Tenant.

11. Provide card reader access in elevators that is programmable for security to floors 5 & 6.

B.    PLAN KEY NOTES

      NO.: DESCRIPTION:

1. COFFEE AREA (AND 6TH FLR.): plastic laminate closed base cabinet & closed upper cabinet. Provide sink with trash and recycling drawers, plumbing designed to facilitate attachment of coffee and hot water system.

2. COFFEE AREA (5TH FLR.): plastic laminate closed base cabinet & closed upper cabinet. Provide sink with trash drawer, plumbing design to facilitate attachment of coffee and hot water system.

3. KITCHEN AREA AT RECEPTION (6TH FLOOR): Plastic laminate closed base cabinet & closed upper cabinet. Laminate countertop and full height tile backsplash. Provide sink with disposal and water purification filter, (1) full size refrigerators, (2) microwaves, and dishwasher. Provide

Infinity - Test-Fit Pricing/Tenant Improvement Scope                        p. 3
November 8, 2005

      trash and recycling base cabinets. Provide adequate space and dedicated circuit for 1 large commercial size beverage refrigerator provided by Isilon.

4. KITCHEN AREA/CAFE/LUNCHROOM (5TH FLOOR): Plastic laminate closed base cabinet & closed upper cabinet with U/C lighting. Plastic laminate countertop and backsplash. Provide sink with (2) full size refrigerators,
      (2) microwaves, and dishwasher. Provide trash and recycling base cabinets. Provide dedicated electrical circuits for 2 large commercial size beverage refrigerators provided by Isilon. Provide adequate plumbing for appliances, power/comm. for flat screen display by Isilon.

5. COPY AREA: plastic laminate closed base cabinet & closed upper cabinet with U/C lighting. Dedicated outlets at copiers.

6.    STORAGE ROOM: file storage.

7. STORAGE CABINETS: 18" deep, 8' tall, plastic laminate cabinets with full height doors and adjustable melamine shelving. Provide full ht backing at walls.

8.    CONFERENCE ROOMS (SMALL): Provide core drill at table.

9.    CONFERENCE ROOMS (MED/LARGE): Provide core drill at table.

10. BOARD ROOM: Provide (2) core drill at table, ceiling mounted projector (allow $5000 for projector), electric Da-Lite recessed screens (furnished and installed by G.C.) Upgraded acoustical partitions all manual curtails at interior glass walls. 2 layers, one sheer fabric and one blackout fabric, on separate tracks. Allow $60sy for each fabric. Doors/sidelite similar to conf rooms. Sound insulation and shades.

11.   RECEPTION: $4,000 for built in, custom display case, location TBD.

12. PHONE BOOTH: Plastic laminate counter. Duplex receptacle and phone line. Sliding barn type door with surface mount pulls.

13. OFFICES: See notes below. At walls of perimeter offices adjacent to workstations, wall to be solid to 5', and glass in alum frame up to 8' CEO office to have -1/2" tempered glass sidelite (faceted) in alum channel top and bottom.

14.   CLOSET: Provide rod and shelf.

15. SHIPPING/RECEIVING/MAIL ROOM: P-lam countertop, 50% open /50% closed lowers with adj shelves. Solid core 3' - 6" x 8' dutch door, locking, finishes per door notes.

Infinity - Test-Fit Pricing/Tenant Improvement Scope                        p. 3
November 8, 2005

16. BENCH: built in upholstered bench (seat and back) with wood (Fir) veneer base. Assume $50/yd. fabric.

17.   RECEPTION DESK: Provide $15,000 allowance. Allow for power/comm. at desk.

18. SERVER/TECHNOLOGY ROOM (6TH FLOOR): 3'-0" x full ht. wood door, clr. satin, anodized KD alum frame, -1/2" butt glazed sidelites for remainder of conf front, sealant at joints. Double seals at door, automatic door bottom and threshold. Reduced size of room. Provide card reader access. Provide plywood backing, in (2) walls, full width, floor to 8' for both 5th and 6th floors, sound insulation.

19. DEMO (6TH FLOOR) 3'-0" x full ht. wood door, clr. satin. anodized KD alum frame, -1/2" butt glazed sidelites for remainder of conf front, sealant at joints. Double seals at door, automatic door bottom and threshold. Reduced size of room on 6th floor, glass on one wall. Provide plywood backing, (2) walls, full width, floor to 8' for both and 6th floors, sound insulation.

20. SERVER/TECHNOLOGY ROOM (5TH FLOOR) 3'-0" x full ht. wood door, clr. satin, anodized KD alum frame, -1/2" butt glazed sidelites for remainder of conf front, sealant at joints. Double seals at door, automatic door bottom and threshold. No glass in the 5th floor server room. Provide card reader access. Provide plywood backing, in (2) walls, full width, floor to 8' for both 5th and, sound insulation.

21. H/W & QA LAB (5TH FLOOR): 3'-0" x 8'-0". wood door, clr. satin. anodized KD alum frame, (2) 3' x 8' -1/2" butt glazed sidelites, sealant at joints. Double seals at door, automatic door bottom and threshold. Grounded ESD carpet -- plywood backing in (2) walls, full width, floor to 8' for sound insulation. No glass for the lab.

22. WORKSTATIONS: By others. Power whips through furniture panels by furniture vendor. Provide power at wall (where one is adjacent to workstations panel) or floor box, one location per 6 stations.

23. ELEVATOR LOBBY DOORS: - Doors/sidelite similar to conf rooms, add closers, card readers, large relite in door, magnetic hold open tied into fire alarm (6th floor west only for hold opens), and panic hardware.

24. BREAKOUT: Similar to conference room doors/side lites. Add large relites in doors.

25. RECEPTION/WORK AREA DOORS: Door/sidelite similar to conf rooms, add card readers, relite in door, and panic hardware.

C.    PARTITIONS:

      TYPE:

Infinity - Test-Fit Pricing/Tenant Improvement Scope                        p. 5
November 8, 2005

1. STANDARD INTERIOR PARTITION (STORAGE/FILE/MAIL ROOMS). 2-1/2" metal studs, 25 gauge, 24" on center, from slab to underside of suspended ceiling (8'-6" typical.). One layer 5/8" gypsum board on each side, taped and sanded smooth. Provide seismic bracing as required.

2. STANDARD INTERIOR ACOUSTIC PARTITION (TYP, U.O.N.). 2-1/2" metal studs, 25 gauge, 24" on center, from slab to underside of suspended ceiling (8'-6" typical.). One layer 5/8" gypsum board on each side, taped and sanded smooth. Provide seismic bracing as required. Provide acoustical insulation full height of partition.

3. ACOUSTICAL PARTITION (TYPICAL SMALL CONFERENCE ROOMS, OFFICES). 2 1/2" metal studs, 25 gauge, 24" on center, from slab to 9'-6' AFF, open above 9'-6", provide metal top bead at open office side. One layer 5/8" gypsum board on each side, taped and sanded smooth. Provide seismic bracing as required. Provide acoustical insulation full height of partition.

4. FULL HEIGHT ACOUSTIC PARTITION: (LARGE CONFERENCE ROOMS, BOARD ROOM, SERVER ROOM, ENGINEERING LAB, COPY/COFFEE AREAS ADJACENT TO OFFICES OR WORKSTATIONS). 3-5/8" metal studs, 25 gauge, 24" on center, from slab to underside of structure above. Two layer 5/8" Type X gypsum board on each side, taped and sanded smooth., sealed at joints Provide acoustical insulation full height of partition.

Infinity - Test-Fit Pricing/Tenant Improvement Scope                        p. 6
November 8, 2005

D.    DOORS. FRAMES. HARDWARE:

1.    All hardware is to be ADA compliant, US26D finish.

2.    All doors to be solid core.

3.    Wood veneer to be stained maple with clear finish.

4.    Aluminum frames to be clear anodized finish, Racco knock-down, or eq.

5.    Provide door stops at all doors.

DOOR TYPE:                                                   FRAME:               HARDWARE:                        LOCATIONS:
----------                                                   ------               ---------                        ----------
A SINGLE HINGED DOOR                                         Anodized Alum.       Lever w /Lockset, typ (surface   Typ., U.O.N.
  3'-0"w. x 8'-0" ; Solid core w/ wood veneer, door
  pairs mtd. pulls at closets) where shown on plan.

B SINGLE HINGED DOOR W/ SIDELITE                             Anodized Alum.,      Lever w/Latchset, typ            Conference Rooms
  3'-0"w. x 8'-0"; Solid core w/ wood veneer; Sidelite:      Alum, channel at
  -1/2" tempered glass in alum, frame; 50% of glass to       sidelites
  have 3M translucent film.  See plan for sidelites.

C SINGLE HINGED DOOR                                         Anodized Alum.       Lever w/Lockset, typ             Offices
  3'-0"w. x 8'-0"; Solid core w/ wood veneer; Sidelite:
  3'-0 x 8'-0m tempered glass in alum.  Frame, 50% of
  glass to have 3M translucent film.  See plan for
  sidelites at the CEO office, 6th floor

E PAIRS OF HINGED & SIDELITES                                Anodized Alum at     Surface mounted SS pulls         Boardroom
  Pairs of 3'-0"w. x 8'-0"; Solid care w/wood veneer with    door Alum.  Channel
  large relites in doors; full seals at doors with           at sidelites
  automatic door bottoms and thresholds.  Relites: -1/2"
  tempered glass full length of conf, sealed at joints,
  entry wall; 50% of glass to have 3M translucent film

Infinity - Test-Fit Pricing/Tenant Improvement Scope                        p. 7
November 8, 2005

E. CEILING & LIGHTING

1. Where noted "suspended grid and ACT" ceiling, assume new suspended grid with new ceiling tiles.

2. "Open to Structure" areas shall have existing ceiling grid and tile removed. All visible ceiling and exposed elements, (incl. cable tray) to be painted, flat finish, light to medium value. Ductwork at open ceiling to be painted spiral duct. Any ductwork requiring insulation will be integrated insulation with paintable metal surface on the exterior. Do not paint cabling. Open to structure look to be similar to the DDB space, with a more `standard' light fixture package.

3. Allow for dimming at all incandescent fixtures. Provide daylighting and occupancy sensor controls as required by Seattle Energy Code.

4. Provide dual switching of open office fixtures to comply with daylighting energy code. 5. Each type of fixture in a single room to have their own switch.

SPACE                           CEILING TYPE                                      LIGHTING TYPE
-----                           ------------                                      -------------
ELEVATOR LOBBY                  New GWB soffit

RECEPTION                       Open to Structure with accent GWB suspended       See RCP
                                ceiling - locations as noted on plan

OPEN OFFICE (see notes for      Open to Structure with accent GWB soffits at      See RCP
Engineering below)              circulation areas - locations as noted on plan

ENGINEERING OPEN OFFICE         Open to Structure                                 Switched in multiple zones, Focal Point Evolution
                                                                                  Tab, 2 T8 lamps, clear tab
OFFICES                         Suspended grid and ACT                            Re-use existing 2x4 lay in fixtures.

CONFERENCE ROOMS -SMALL (A)     Suspended grid and ACT                            Re-use existing 2x4 lay in fixtures and add wall
                                                                                  wash fixtures per RCP.

CONFERENCE ROOMS -MED/LARGE(B)  Suspended grid and ACT                            Re-use existing 2x4 lay in fixtures and add wall
                                                                                  wash fixtures per RCP.

BOARD ROOM                      Combination GWB suspended ceiling and suspended   See RCP
                                grid and ACT, as noted on plan

COPY/MAIL/WORKROOMS             Suspended grid and ACT                            Re-use existing 2x4 lay in fixtures at ACT,
                                                                                  fluor cans at open to structure.

STORAGE/UTILITY ROOMS           Suspended grid and ACT                            Re-use existing 2x4 lay in fixtures

SERVER/EXHIBIT ROOM             Suspended grid                                    Linear fluorescent utility fixtures, pendant
ENGINEERING LAB                                                                   mount near structure, (8) MR-16 pendant accent
                                                                                  fixtures at server/exhibit room.

COFFEE BAR AREAS                Suspended grid and ACT                            See RCP

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Infinity - Test-Fit Pricing/Tenant Improvement Scope                        p. 8
November 8, 2005

SPACE                           CEILING TYPE                                      LIGHTING TYPE
-----                           ------------                                      -------------
CAFE/LUNCH AREA                 Open to Structure with accent GWB soffits.        Pendant fixtures general lighting; Fluorescent
                                                                                  downlights in GWB soffits; specialty pendants at
                                                                                  bar seating;

Infinity - Test-Fit Pricing/Tenant Improvement Scope                        p. 9
November 8, 2005

F.    FINISHES

LOCATION                        FINISH                                          DESCRIPTION: (ALL SELECTIONS PRELIMINARY)
--------                        ------                                          -----------------------------------------
ELEVATOR LOBBY                  Carpet with wood border- Allow $15/sf Accent
                                wall finish - plaster or wood Wood Base
RECEPTION                       Hardwood Floor - (Allow $15/sf); see plan.
                                Accent wall finish - plaster or wood base -
                                paint
OPEN OFFICE                     Carpet tile, rubber base                        ($25/sy matl only) MARK-UP & INSTALLATION INCLUDED
                                                                                IN ALLOWANCE

OFFICES                         Broadloom carpet, rubber base                   ($25 matl only) MARK-UP & INSTALLATION INCLUDED
                                                                                IN THIS ALLOWANCE

CONFERENCE ROOMS                Broadloom carpet, rubber base                   Carpet: ($25 matl only) MARK-UP & INSTALLATION
                                                                                INCLUDED IN THIS ALLOWANCE

COPY/MAIL/WORKROOMS             VCT Flooring, rubber base Laminate casework     Allow for two color VCT pattern

STORAGE/UTILITY ROOMS           VCT Flooring, rubber base                       One color VCT
SERVER ROOM

LAB(HWQUAL)                     ESD carpet tile, grounded                       By United Technical Products, or eq.; grounding
                                                                                per above

COFFEE BAR AREAS                VCT Flooring, rubber base Laminate casework     Allow for two color VCT pattern

FINISH NOTES

WALL BASE (TYP.)                Rubber                                          Typical 4" high rubber base; cove base resilient
                                                                                flooring only, allow for two accent colors

                                Wood Base                                       4" h.; at locations noted above

FLOORING TRANSITIONS
PAINT                           Eggshell, typ.                                  All walk U.O.N. Allow for 6 colors (2 basic light
                                                                                colors and 4 accents)

Infinity - Test-Fit Pricing/Tenant Improvement Scope                       p. 10
November 8, 2005

G.    ELECTRICAL/HVAC/PLUMBING/FIRE ALARM & FIRE PROTECTION

1. Consultants are to be design-build, under Landlord control for Electrical, HVAC, Plumbing, Fire Alarm, Fire Protection.

2. Modify, extend, or reconfigure existing basic shell systems to accommodate new lighting and wall layouts. Systems to be designed to class A office standards at a minimum, U.O.N.

3. Landlord to provide SKB with design/shop drawings for review of compliance with Tenant requirements and for architectural coordination.

4. At open ceilings, provide painted spiral ductwork. Cooling and Power requirements to be provided by Isilon.

5.    Provide exhaust at coffee and kitchen areas, if feasible.

6.    See Section E for Lighting notes.

7.    Existing cabling (not reusing) to be removed per building code.

8. Electrical requirements by space type*: Cooling and Power requirements to be provided by Isilon.

9.    Cable Type: Cooling and Power requirements to be provided by Isilon.

10. Reception workstation have build in space to accommodate a printer/scanner/fax/copier machine, file cabinets. Ensure that there is enough coverage to hide any clutter behind the reception desk from incoming guests.

11. Call out design of trophy and display wall behind reception - both adequate shelving and adequate lighting.

SPACE                        ELECTRICAL                                       VOICE/DATA/AV (# indicates qty of jacks)**
-----------------------      -------------------------------------------      ------------------------------------------
RECEPTION WORKSTATION        Power and Comm requirements to
                             be provided by Isilon - Typical
STAFF WORKSTATION
ENGINEERING WORKSTATION
H.R WORK AREA
OFFICES
CONFERENCE ROOMS
COPY/MAIL/WORKROOMS
SERVER ROOM
LAB (HW QUAL)
COFFEE BAR AREAS
CAFE/LUNCH
EXISTING STAIRWELLS          Add card readers at interiors of both stairs
                             on 5th and 6th floors

* assumes general electrical outlets provided throughout per code minimums

                                    EXHIBIT D

                                SIGNAGE ADDENDUM